Exhibit 4.1.2

                                    FORM OF

                               SERIES SUPPLEMENT

                               [ ] CERTIFICATES

                            SERIES 20[ ]-[ ] TRUST

                                    between

                          BOND PRODUCTS DEPOSITOR LLC

                                 as Depositor

                                      and

                               [NAME OF TRUSTEE]

                                  as Trustee

                            [ ] TRUST CERTIFICATES

                         Dated as of [________], 2003

                            [ ] TRUST CERTIFICATES

                            Series 20[ ]-[ ] TRUST

         SERIES SUPPLEMENT, Series 20[ ]-[ ], dated as of [________], 200[ ] (the "Series Supplement"), by and between BOND PRODUCTS DEPOSITOR LLC, as Depositor (the "Depositor"), and [NAME OF TRUSTEE] as Trustee (the "Trustee").

                             W I T N E S S E T H:

         WHEREAS, the Depositor desires to create this Trust (the "Trust") by executing and delivering this Series Supplement, incorporating the terms of the Standard Terms for Trust Agreements, dated as of [_______], 200[ ] (the "Standard Terms" and together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

         WHEREAS, the Depositor desires to deposit the Deposited Assets (as defined herein) into the Trust;

         WHEREAS, in connection with the creation of the Trust and the deposit of the Deposited Assets therein, the parties hereto desire to provide for the issuance of the Certificates (as defined herein) evidencing undivided beneficial interests in the Trust; and

         WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

         Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, the provisions of the Standard Terms are incorporated herein by reference and this Series Supplement and the Standard Terms shall together form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Series 200[ ]-[ ] Certificates and the transactions described herein.

         Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

         ["Accreted Principal Amount" for the Class A-[ ] Certificates means for each six-month period from and including each date specified in Schedule II hereof to but excluding the next such date, the amount specified in
Schedule II as the "Ending Balance" for such beginning date.]

         "Accrued Certificate Interest" shall mean the interest to be distributed to the Class A-[ ] Certificates and the Class A-[ ] Certificates on each Distribution Date which shall consist of (i) previously accrued Required Interest Amount that remained unpaid on the previous Distribution Date (on a cumulative basis) with respect to each class of Certificates and
(ii) Required Interest Amount accrued during the related Interest Accrual Period with respect to each class of Certificates.

         ["Auction Rate" shall have the meaning set forth in Annex I hereto.]

         "Available Funds" shall have the meaning specified in the Standard Terms [, except that investment income earned on funds invested pursuant to
Section 3.05 of the Standard Terms and proceeds of redemption of the Underlying Securities shall be included in Available Funds].

         "Bidding Procedures" shall mean those procedures for the sale of Underlying Securities set forth in Section 8(f) of this Agreement.

         "Business Day" shall have the meaning set forth in the Standard
Terms.

         ["Calculation Agent" shall mean [ ].]

         ["Call Date" shall mean any date occurring on or after [_____________], on which the proceeds of any Call Option are distributed to holders of the Certificates pursuant to Section 4.08 of the Standard Terms.]

         ["Call Option" shall mean the right of the Rights Holder to purchase the Certificates, in whole or in part, at the Call Price on any Call Date in accordance with the provisions of Section 7 hereof and the Standard Terms.]

         ["Call Premium Percentage" shall equal [ ]%.]

         ["Call Price" shall mean for each related Call Date, (i) in the case of the Class A-[ ] Certificates, the principal amount of the Class A-[ ] Certificates to be purchased by the Rights Holder on such date, plus any accrued and unpaid interest on such amount to but excluding the Call Date, plus the Class A-[ ] Certificateholder's pro rata portion of the Required Premium Amount [and (ii) in the case of the Class A-[ ] Certificates, the Accreted Principal Amount of the Class A-[ ] Certificates to be purchased by the Rights Holder on such date, plus the Class A-[ ] Certificateholder's pro rata portion of the Required Premium Amount.]

         ["Call Rights Agreement" shall mean that certain agreement, dated as
of [             ], 20[ ], between the Depositor, the Trustee and the Rights
Holder.]

         "CD Rate" shall mean [                ].

         "Certificate Account" shall mean that certain account entitled "Series 20[ ]-[ ] Bond Products Depositor Certificate Account", as maintained by the Trustee on behalf of the Certificateholders.

         "Certificate Principal Balance" shall have the meaning set forth in the Standard Terms.

         "Certificates" shall have the meaning specified in Section 3 hereof.

         ["Class A-[ ] [Senior] Certificates" shall mean the US $[ ] [ ]% Class A-[ ] Fixed Rate Pass Through Certificates, due [ ] 20[ ], in the form attached hereto as Exhibit B-1 and having the characteristics described herein.]

         ["Class A-[ ] Certificate Rate" shall mean a fixed rate equal to [ ]% per annum (calculated on the basis of a 360 day year consisting of twelve 30 day months).]

         ["Class A-[ ] Certificates" shall mean the US $[        ] Auction Rate
Pass Through Certificates, due [ ] 20[ ], in the form attached hereto as Exhibit [B-4] and having the characteristics described herein.]

         ["Class A-[ ] Certificates" shall mean the US$[                ] Class
A-[ ] Accreting Value Certificates, due [ ], 20[ ], in the form attached hereto as Exhibit B-2 and having the characteristics described herein.]

         ["Class A-[ ] [Subordinated] Certificates" shall mean the US$[       ]
Class A-[   ] Variable Rate Pass Through Certificates, due [ ], 20[ ], in the
form attached hereto as Exhibit B-3 and having the characteristics described herein.]

         ["Class A-[   ] Certificate Rate" shall mean a floating rate equal to
[LIBOR][the Commercial Paper Rate] [the Treasury Rate] [the Federal Funds Rate] [the CD Rate] as established on each Interest Determination Date, [plus [ ]% per annum] calculated on the basis of the actual number of days elapsed in the relevant Interest Accrual Period divided by [360 days].] For the initial Interest Accrual Period, the Class A-[ ] Certificate Rate shall be
[    ]%.]

         ["Class A-[ ] Certificate Rate" shall mean, for each Interest Accrual Period, the Auction Rate calculated in accordance with the auction procedures set forth in Annex I to this Agreement.]

         "Closing Date" shall mean [________], 2003.

         "Collection Period" shall mean, (i) with respect to each [    ]
Distribution Date, the period beginning on the day after the preceding [      ]
Distribution Date and ending on such [    ] Distribution Date, inclusive and,
(ii) with respect to each [     ] Distribution Date, the period beginning on the
day after the preceding [    ] Distribution Date and ending on such [     ]
Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 11(e) hereof.

         ["Commercial Paper Rate" shall mean [                            ].]

         "Concentrated Underlying Security" shall mean any Underlying Security that represents ten percent (10%) or more of the total Deposited Assets.

         "Corporate Trust Office" shall mean the office of [______________] at [__________________].

         ["Credit Support" shall mean [                              ].]

         ["Credit Support Instrument" shall mean [                   ].]

         ["Credit Support Provider" shall mean [                      ].]

         "Currency" shall mean [United States Dollars] [or] [specify foreign currency].

         "Cut-Off Date" with respect to the Underlying Securities shall mean
[                        ], 200[ ].

         "Deferral Period" shall have the meaning set forth in Section 5(d) hereof.

         "Deposited Assets" shall mean the Underlying Securities [and] [the Other Deposited Assets] [and] [the Credit Support.]

         "Depository" shall mean The Depository Trust Company.

         "Distribution Date" shall mean [                  ] and [           ]
of each year (or if either such date is not a Business Day, the next
succeeding Business Day), commencing on [         ], 20[  ] and ending on the
earlier of (i) the Final Scheduled Distribution Date (absent the exercise by any Underlying Securities Issuer of its right to defer interest payments) and (ii) any date prior to the stated maturity date of the Underlying Securities on which the Underlying Securities are redeemed, prepaid in full or liquidated for any reason.

         "Eligible Account" shall have the meaning specified in the Standard Terms.

         "Eligible Investments" shall have the meaning specified in the Standard Terms.

         "Event of Default" shall mean with respect to an Underlying Security
(i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period),
(ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and
(iii) any other event specified as an "Event of Default", a "Termination Event" or other similar event in the related Underlying Securities Agreement.

         "Exchange Request" shall have the meaning set forth in Section 2.

         "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

         ["Federal Funds Rate" shall mean [                            ].]

         "Final Scheduled Distribution Date" shall mean [              ], or
if such day is not a Business Day, the next Business Day.

         ["Fitch" shall mean Fitch, Inc., doing business as "Fitch Ratings," and any successor thereto].

         ["Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including the Closing Date) to but excluding the current Distribution Date.]

         "Interest Determination Date" shall be the date which occurs [     ]
Business Days prior to each Distribution Date on which the Calculation Agent shall determine [LIBOR] [the Commercial Paper Rate] [the Treasury Rate] [the Federal Funds Rate] [the CD Rate].

         "Interest Proceeds" shall mean the portion of Available Funds which includes (i) all periodic payments of interest (including any accrued interest) received with respect to any Deposited Asset, (ii) all payments of interest received upon a sale or other disposition of any defaulted Underlying Security, (iii) all payments of interest received as part of any recovery on any defaulted Underlying Security, (iv) the interest portion of any amount received in connection with a redemption or early termination of an Underlying Security or Other Deposited Asset, and (v) all amendment and waiver fees, late payment fees, commitment fees and other commissions received with respect to any Deposited Asset and, (vi) any other amount the Depositor determines to characterize as "Interest Proceeds".

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder.

         ["LIBOR" shall mean [                                    ].]

         "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

         "Liquidation Proceeds" shall have the meaning specified in the Standard Terms.

         "Market Agent" shall mean [                               ].

         "Market Agent Agreement" shall mean that agreement among the Market
Agent, the Trustee and the Depositor dated as of [         ].

         "Maturity Date" shall have the meaning specified in Schedule I hereto.

         ["Moody's" shall mean Moody's Investors Service, Inc., and any successor thereto.]

         ["Notional Amount -" with respect to the Class A-[ ] [Senior]
Certificates shall be $[      ] [and with respect to the Class A-[   ]
[Subordinated] Certificates shall be $[    ].]

         ["Optional Exchange" shall mean the exchange of the Certificates held by any Certificateholder for all or a portion of the Underlying Securities in accordance with Section 7 hereof.]

         ["Optional Exchange Date" shall mean any Distribution Date on which all or a portion of Underlying Securities are distributed to the exchanging Certificateholder(s)]

         "Ordinary Expenses" shall have the meaning set forth in the Standard Terms.

         ["Other Deposited Assets" shall mean [          ].]

         ["Other Deposited Assets Agreement" shall mean [            ].]

         ["Other Deposited Assets Provider" shall mean [          ].]

         "Premium Proceeds" shall mean the portion of Available Funds which includes (i) all payments of premium received from the Call Holder under the Call Rights Agreement, (ii) all premiums (including any make whole amounts) received in connection with any redemption or other prepayment of any Underlying Security, and (iii) any other amount the Depositor determines to characterize as "Premium Proceeds".

         "Prepaid Ordinary Expenses" shall be $[        ] for this Series.

         "Principal Proceeds" shall mean the portion of Available Funds which includes (i) all payments of principal (including principal prepayments) received with respect to any Deposited Asset, (ii) all sinking fund payments,
(iii) payments of principal received upon the maturity of any Underlying Security, (iv) the principal portion of any amount received in connection with a redemption of an Underlying Security or early termination of any Other Deposited Asset, (v) all payments received upon the sale or other disposition of any defaulted Underlying Security allocable to principal, (vi) the principal portion of any recovery received on any defaulted Underlying Security and (vii) any other amount the Depositor determines to characterize as "Principal Proceeds".

         "Prospectus Supplement" shall mean the Prospectus Supplement, dated
[_______], 20[   ], relating to the Certificates.

         "Rating Agency" shall mean [each of] [Moody's, S&P and Fitch.]

         "Rating Agency Condition" shall have the meaning specified in the Standard Terms.

         "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

         "Required Interest Amount" means [(I) ][for the Class [ ] [Senior] Certificates, on any Distribution Date, amount equal to the product of (x) a fraction equal to the actual number of days elapsed in the related Interest Accrual Period divided by 360, (y) (i) the applicable Class [ ] Certificate Principal Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) (or in the case of the initial Distribution Date, the Class [ ] Certificate Principal Balance as of the Closing Date) and (ii) the Class [ ] Pass-Through Rate for the related Interest Accrual Period] [and [(II)] for the Class [ ] [Subordinated] Certificates, an amount equal to [one-half] the product of (a) the Class A-[ ] Certificate Rate and (b) the applicable Certificate Principal Balance for the Class A-[ ] Certificates as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) (or in the case of the initial Distribution Date, the Class
[ ] Certificate Principal Balance as of the Closing Date).

         ["Required Percentage-Amendment" shall mean [specify if different from Standard Terms].]

         ["Required Percentage-Direction of Trustee" shall mean [specify if different from Standard Terms].]

         ["Required Percentage-Remedies" shall mean [specify if different from Standard Terms].]

         ["Required Percentage-Removal" shall mean [specify if different from Standard Terms].]

         ["Required Premium Amount" shall have the meaning specified in the Standard Terms.]

         ["Required Reserve Amount" for each Distribution Date shall mean an
amount equal to [      ].]

         ["Reserve Account" shall mean that certain account entitled "Series 20[ ]-[ ] Bond Products Depositor Reserve Account," as maintained by the Trustee on behalf of the Certificateholders.]

         ["Retained Interest" shall mean the interest of the Depositor as set forth in Schedule II hereto.]

         ["Rights Holder" shall mean the holder of the Call Option.]

         ["S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.]

         "Series" shall mean the [ ] Trust, Series 20[ ]-[ ].

         "Special Distribution Date" shall have the meaning set forth in
Section 5(j) hereof.

         "Termination Event" shall have the meaning set forth in Section 9.

         ["Treasury Rate" shall mean [      ].

         "Trust Estate" shall mean the Deposited Assets, [the Call Option], all amounts on deposit in the Certificate Account [and the Reserve Account], and the Trust's rights under each agreement to which it (or the Depositor on its behalf) is a party [(including, without limitation, all Underlying Securities Agreements, Other Deposited Assets Agreements and the Credit Support Instruments)].

         "Trustee Fee" shall mean the amount paid to the Trustee [by the Depositor on the Closing Date] [monthly] [by the Trust] [and with respect to each Distribution Date, any other amounts to be paid to the Trustee on each such Distribution Date (in each case, other than amounts paid as Extraordinary Trust Expenses)].

         "Underlying Securities" shall mean the Underlying Securities set forth on Schedule I hereto.

         "Underlying Securities Agreements" shall mean any trust agreement, indenture, pooling and servicing agreement or other agreement or series of agreements pursuant to which any Underlying Security is issued.

         "Underlying Securities Issuers" shall mean the issuers of the Underlying Securities listed on Schedule I hereto.

         "Underwriter[s]" shall mean [         ].

         "Underwriting Agreement" shall mean that certain agreement, dated as
of [      ], between the Depositor and [      ] as the [Lead] Underwriter.

         "Voting Rights" shall, in the entirety, be allocated among all Class A-[ ] Certificateholders [and Class A-[ ] Certificateholders] in the proportion that the then unpaid Certificate Principal Balance of the Class A-[ ] [Senior] Certificates bears to [the Accreted Principal Amount of the Class A-[ ] Certificates] [the Certificate Principal Balance of the Class A-[ ] [Subordinated] Certificates].

         Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "[ ], Series 20[ ]-[ ] Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "[ ] Trust Certificates, Series 20[ ]-[ ]." The Certificates shall consist of [the Class A-[ ] Certificates and the Class A-[ ] Certificates] [add other classes of Certificates, if any] (together, the "Certificates"). [The Trust is also issuing a Call Option to the Rights Holder with respect to the Certificates.]

         (a) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the forms attached hereto as Exhibit[s] [B-1], [B-2] [and B-3]. The Class A-[ ] Certificates [and Class A-[ ] Certificates] shall be issued in denominations of $[1,000]. [The Class A-[ ] Certificates shall be issued in minimum denominations of [[$ ] and in integral multiples of $1,000] in excess thereof.] Except as provided in the Standard Terms, the Trust shall not issue additional Certificates[, additional Call Options] or incur any indebtedness.

         (b) The Class A-[ ] [Senior] Certificates [and the Class A-[ ] [Subordinated] Certificates shall have an initial aggregate Certificate Principal Balance of $[_________]. The Class A-[ ] Certificates have an initial aggregate Certificate Principal Balance of $[________] and are expected to accrete to $[ ] by the Final Scheduled Distribution Date.]

         (c) The holders of the Class A-[ ] [Senior] Certificates [and the Class A-[ ] [Subordinated] Certificates] will be entitled to receive on each Distribution Date, in accordance with Section 5 hereof, the Interest Proceeds, Principal Proceeds and Premium Proceeds received on the Deposited Assets, to the extent necessary to pay the Accrued Certificate Interest, principal and premiums on the Class A-[ ] [Senior] Certificates [and the Class A-[ ] [Subordinated] Certificates]. [The Class A-[ ] Certificates shall not bear interest.]

         (d) [The Retained Interest will be uncertificated and shall be as described in Schedule II attached hereto. The Retained Interest will be issued to the Depositor and may be transferred by the Depositor to another party at the sole option of the Depositor without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. On each Distribution Date, payments will be made on the Retained Interest by wire transfer to the account(s) of holder(s) thereof on the related Record Date as specified in written instructions to the Trustee. Notwithstanding any other provision of this Series Supplement, the Trustee shall not agree to any amendment or modification of this Series Supplement (including the Standard Terms) which would adversely affect in any material respect the holder of the Retained Interest without the consent of the holder of the Retained Interest.]

         Section 4. Satisfaction of Conditions to Execution and Delivery of Trust Certificates.

         On the Closing Date, the Certificates shall be executed by the Trustee and delivered to the Authenticating Agent for authentication on behalf of the Trust and thereupon be delivered to the Trustee upon the Depositor's written request and upon receipt by the Trustee of the following:

         (a) the Trustee shall have received, on or prior to the Closing Date,
(i) the Underlying Securities set forth on the Underlying Securities Schedule, and (ii) all documents related to the Deposited Assets which are required to be delivered to the Trustee pursuant to Section 2.01(b) of the Standard Terms;

         (b) an Officer's Certificate of the Depositor (i) evidencing the authorization by its sole member of the execution and delivery of each of the Standard Terms, this Series Supplement, [the Other Deposited Assets Agreements], [the Credit Support Instruments] [and] [the Call Rights Agreement], [list any agreements with Administrative Agents], the [Underwriting Agreement], a securities account control agreement, and related transaction documents, and the execution, authentication and delivery of the Class A-[ ] [Senior] Certificates and the Class A-[ ] [Subordinated] Certificates, in each case specifying the Final Scheduled Distribution Date, the initial Certificate Principal Balance and the applicable Certificate Interest Rate of each Class of Certificates to be authenticated and delivered and (ii) certifying that (1) attached is a copy of the resolutions of the Depositor authorizing the transactions contemplated in the agreements described in clause (i) above, (2) such document is a true and complete copy of such resolutions, (3) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, and (4) the Executive Officers of the Depositor which are authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

         (c) either (i) an Officer's Certificate of the Depositor or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction over the Depositor, together with an Opinion of Counsel of the Depositor that the authorization, approval or consent of no governmental body is required for the valid issuance of the Certificates, or (ii) an Opinion of Counsel of the Depositor to the effect that no consent or approval of, or other action by, any administrative or governmental body which has not been obtained or taken, is required for the valid issuance of the Class A-[ ] [Senior] Certificates or the Class A-[ ] [Subordinated] Certificates;

         (d) opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Depositor, dated as of the Closing Date, relating to (i) certain corporate matters, (ii) the security interest in the Trust Estate granted to the Trust under the Trust Agreement and providing that such security interest shall be a perfected security interest, and (iii) certain tax matters;

         (e) opinion of [   ], counsel to the Trustee, dated as of the Closing
Date, as to certain corporate matters, dated as of the Closing Date;

         (f) [opinion of [    ], counsel to [Other Deposited Assets Provider],
dated as of the Closing Date, as to certain corporate matters which is satisfactory in form and substance to the Depositor and to the Trustee;]

         (g) [opinion of [   ], counsel to [Credit Support Provider], dated as
of the Closing Date, as to certain corporate matters which is satisfactory in form and substance to the Depositor and to the Trustee;]

         (h) [an Officer's Certificate of the Depositor stating that the issuance of the Class A-[ ] [Senior] Certificates and the Class A-[ ] [Subordinated] Certificates will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which the Depositor is subject, or, the Depositor's Organizational Documents or any order of any court or administrative agency entered in any proceeding to which the Depositor is a party or by which the Depositor is bound or to which the Depositor is subject; that all conditions precedent provided in this Section 4 and all other conditions precedent described in the Standard Terms relating to the authentication and delivery of the Certificates have been complied with;]

         (i) an executed counterpart of this Series Supplement, the Standard Terms, the [Other Deposited Assets Agreements][,] [Credit Support Instruments] [the Call Rights Agreement], [Market Agent Agreement], and any Administrative Agreements executed as of the Closing Date;

         (j) the Depositor shall have delivered to the Trustee an Officer's Certificate of the Depositor to the effect that attached thereto is (i) a true and correct copy of a letter signed by [name of Rating Agency] and confirming that the Class A-[ ] [Senior] Certificates [and the Class A-[ ] [Subordinated] Certificates] have been rated at least [" "] by [name of Rating Agency] and that such ratings are in full force and effect on the Closing Date [and (ii) a true and correct copy of a letter signed by [name of Rating Agency] and confirming that the Class A-[ ] [Senior] Certificates [and the Class A-[ ] [Subordinated] Certificates] have been rated at least [" "] by [name of Rating Agency], and that such ratings are in full force and effect on the Closing Date;

         (k) a request from the Depositor directing the Authenticating Agent to authenticate the Class A-[ ] [Senior] Certificates and the Class A-[ ] [Subordinated] Certificates in the amounts set forth therein, registered in the names set forth therein or as otherwise provided to the Trustee by the Depositor or at its direction, and to make delivery thereof to the Depositor or as it may otherwise direct therein;

         (l) [an Accountant's Certificate in form and substance acceptable to the Depositor and which confirms certain information with respect to the Prospectus Supplement specifying the procedures undertaken by them to review data and computations relating to the information contained in the Prospectus Supplement;]

         (m) the Trustee shall have certified as to the establishment of the Certificate Account [and the Reserve Account];

         (n) [written instructions by the Depositor to the Trustee directing the Trustee to enter into and perform any obligations under [the Other Deposited Assets Agreement] [the Credit Support Instrument] [the Call Rights Agreement] [and], [the Market Agent Agreement, as applicable;]

         If all the Certificates are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 4 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in this
Section 4 shall be true and correct as if made on such date; and

         (o) such other documents as the Trustee may reasonably require.

         Section 5. Distributions. (a) On each applicable Distribution Date, the Trustee shall distribute the Available Funds in the Certificate Account, in the following order of priority:

         (a) the Trustee will apply Interest Proceeds as follows:

               (i) to the Trustee, as reimbursement for all Extraordinary Trust Expenses incurred by the Trustee in accordance with the Trust Agreement [up to [$ ]];

               (ii) [to the [providers of the Other Deposited Assets] [providers of Credit Support], any amounts required to be paid or reimbursed to, or deposited with, any such person in accordance with the terms of the [Other Deposited Assets Agreement] [Credit Support Agreement]];

               (iii) to the Class A-[ ] Certificateholders, the Accrued Certificate Interest for the Class A-[ ] [Senior] Certificates;

               (iv) to the Class A-[ ] Certificateholders, the Accrued Certificate Interest for the Class A-[ ] [Subordinated] Certificates;

               (v) [to the Reserve Account, an amount equal to [the Required Reserve Amount]];

               (vi)   all remaining amounts, if any, to the Depositor;

         (b) the Trustee will apply Principal Proceeds as follows:

               (i) [to the Trustee as reimbursement for all Extraordinary Trust Expenses not reimbursed in clause (a)(i) above;]

               (ii) to the Class A-[ ] Certificateholders, up to the Class A-[ ] Certificate Principal Balance; and

               (iii) to the Class A-[ ] Certificateholders, up to the Class A-[ ] Certificate Principal Balance;

         (c) the Trustee will apply Premium Proceeds (if any) as follows:

               (i) to the Class A-[ ] Certificateholders, [in the proportion that the Certificate Principal Balance of the Class A-[ ] [Senior] Certificates bears to the Certificate Principal Balance of the Class A-[ ] [Subordinated] Certificates];

               (ii) to the Class A-[ ] Certificateholders, [in the proportion that the Certificate Principal Balance of the Class [ ] [Senior] Certificates bears to the Certificate Principal Balance of the Class [ ] [Subordinated] Certificates]; and

               (iii)  the remainder, if any, to the Depositor.

         (d) [Distributions of interest on the Certificates shall be deferred in the event of the deferral of payments on the Underlying Securities. Distributions on the Underlying Securities may be deferred pursuant to the Underlying Securities Agreements for up to [ten (10)] consecutive [semi-annual] interest periods (each a "Deferral Period") provided that no Deferral Period may extend beyond the Final Scheduled Maturity Date. During any Deferral Period, interest on the Underlying Securities will continue to accrue at the applicable rate per annum [compounded [semi-annually]. However, since interest that accrues on deferred and compounded interest on the Underlying Securities may not be sufficient to pay interest at the otherwise applicable Class A-[ ] Certificate Rate [and the Class A-[ ] Certificate Rate], applicable to deferred and compounded interest on the Certificates, deferred and compounded interest on the Certificates will be deemed to be owed only to the extent that such interest is actually received by the Trustee on the Underlying Securities.]

         (e) [Notwithstanding any other provision hereof, Liquidation Proceeds received in respect of the Deposited Assets prior to the Final Scheduled Distribution Date following (i) the liquidation of a defaulted Underlying Security and any related collateral, (ii) the repurchase, substitution or sale of an Underlying Security, or (iii) the termination of, or the occurrence of a default under, any Other Deposited Asset or any Credit Support Instrument., shall be distributed [in accordance with the priority of payments specified in
Section 5(a) hereof] [as follows: [ ].]

         (f) To the extent Available Funds are insufficient to make any required payments of interest due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient Available Funds are on deposit in the Certificate Account to pay such shortfall.

         (g) [Realized Losses on the Trusts Assets shall be allocated among the Certificates as follows: [ ].]

         (h) [Advances shall be made by the Trustee in accordance with Section
4.04 of the Standard Terms as follows: [ ].]

         (i) If a payment with respect to any Underlying Security is made to the Trustee after the scheduled payment date for such Underlying Security, then the Trustee will distribute any such amounts received on the next succeeding Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the most recent Distribution Date immediately preceding such Special Distribution Date.

         Section 6. Trustee's Fees. (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee. [The Trustee Fee shall be paid by the Depositor and not from the Deposited Assets. On each Distribution Date the Trustee shall be paid by the Depositor [one-twelfth], [one-quarter], [one half] of the annual Trustee's Fee. [The Trustee Fee shall be payable by the Trust in equal [monthly] [quarterly] [semi-annual] installments from the Deposited Assets on each Distribution Date.] [The Trustee shall bear all Ordinary Expenses]. [Failure by the Trust to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Depositor], [nor shall such failure release the Trustee from its duties under the Trust Agreement.]

         (b) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless [100%] of the Certificateholders of each of the Class A-[ ] [Senior] Certificates and the Class A-[ ] [Subordinated] Certificates then Outstanding vote to require the Trustee to incur such Extraordinary Trust Expenses. The Trustee may incur other Extraordinary Trust Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Trust Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding any failure of Certificateholders to reimburse the Trustee.

         Section 7. [Optional Exchange]; [Call Option]; [Early Termination]

         (a) [Optional Exchange.] On each Distribution Date (or, if the Depositor or an Affiliate of the Depositor holds all of the Certificates, on any other date) any holder of Class A-[ ] [Senior] Certificates of a certain principal amount and Class A-[ ] [Subordinated] Certificates representing a like percentage of the principal amount thereof, may tender such Certificates to the Trustee on such date and receive a distribution of Underlying Securities representing a like percentage of the Underlying Securities to the percentages of the Class A-[ ] Certificates being tendered by such Certificateholder to the Trustee; provided, however, that any such exchange right shall be exercisable only (a) to the extent that the Depositor provides, upon the Trustee's request, an opinion of counsel that such exchange would not
(x) affect the characterization of the Trust as a "grantor trust" for federal income tax purposes, or (y) cause the Trust to be required to be registered as an investment company under the Investment Company Act, and (b) to the extent permitted under Section 7(a)(iii) hereof.

               (i) The Certificateholder must provide notice to the Trustee (an "Exchange Request") no less than fifteen (15) days (or such shorter period acceptable to the Trustee) but not more than thirty (30) days prior to an Optional Exchange Date that it requests an Optional Exchange of its Certificates on such Optional Exchange Date.

               (ii) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act.

               (iii) Any such Optional Exchange by a Certificateholder will be subject to the following restrictions: (a) certification by the Certificateholder to the Trustee that any Certificates to be exchanged have been held for a minimum of six months and (b) each Optional Exchange is limited in amount to a maximum of [5%] (except for Certificates acquired by the Underwriter but never distributed to investors, in which case [25%]) of the then [Certificate Principal Balance] [Accreted Principal Amount] of the Class A-[ ] Certificates, provided, however, that such -------- ------- restrictions shall not apply to the exchange of Certificates that were acquired pursuant to Section 7(b).]

               (iv) This Section 7 shall not provide any Certificateholder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

         (b) Call Option. On any Call Date, the Rights Holder or an affiliate thereof may exercise the Call Option and acquire the Certificates in whole or in part, at the Call Price, upon payment of the Call Price on or prior to such Call Date in accordance with the provisions of Section 4.08 of the Standard Terms.

         [add any other relevant information about the Call Option for this Series]]

         (c) [Early Termination.] [The Depositor may, at its sole option, purchase the Underlying Securities and effect an early termination of the Certificates on any Distribution Date on or after the date on which the aggregate outstanding principal amount of such Underlying Securities is reduced to less than [ten percent (10%)] [specify other amount] of the aggregate principal amount of the Underlying Securities as of the Cut-Off Date; provided, however, that prior to such purchase, the Depositor must deliver to the Trustee an Opinion of Counsel which provides that such purchase by the Depositor is consistent with Rule 3a-7 of the Investment Company Act and all applicable rules, regulations and interpretations thereunder. The purchase price payable by the Depositor in such event shall be not less than the aggregate outstanding principal amount of such Underlying Securities on the date of purchase.]

         Section 8. Underlying Security Events of Default, Reporting Failures or Exchanged Securities.

         (a) Notice to Certificateholders. Within thirty (30) days of the occurrence of an Event of Default in respect of any Underlying Security, the Trustee will give notice to the Certificateholders [name any other person to receive notice] [and the holder of the Retained Interest] transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interests of the Certificateholders.

         (b) Realization Upon Defaulted Deposited Assets or Exchanged Securities. Notwithstanding any other provision hereof, (A) in the event of the occurrence of (i) an Event of Default with respect to any Underlying Security (ii) an acceleration of the date of maturity of any Underlying Security in connection with a default thereon, or (B) upon the exchange by an Underlying Securities Issuer of an Underlying Security for a new security, the Depositor shall, within __ days of the occurrence of such event [instruct the Trustee to make a distribution "in-kind" of the related security to the Certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances][instruct the Trustee to direct the Market Agent to sell such Underlying Security and distribute the proceeds of such sale to the Certificateholders pro rata in accordance with their respective Certificate Principal Balances]. If the Depositor instructs the Trustee to make an "in-kind" distribution to the Certificateholders, the provisions of
Section 8(c) below will apply.

         (c) "In-kind" Distributions by the Depositor. If the Depositor instructs the Trustee to make an "in-kind" distribution to the Certificateholders, individual Certificateholders may elect to either (x) receive such "in-kind" distribution or (y) have the Depositor (or its Affiliate) sell their allocable share of such Underlying Security (or security received in exchange for any Underlying Security), in lieu of receiving such "in-kind" distribution. If a Certificateholder determines to accept an "in-kind" distribution, the Trustee shall distribute to such Certificateholder its pro rata share of the related Underlying Security (or security received in exchange for any Underlying Security). If as a result of any minimum denomination requirements applicable to the Underlying Securities (or securities received in exchange for any Underlying Securities), the Trustee cannot make a full distribution to such Certificateholders of their pro rata share of such Underlying Securities (or securities received in exchange for any Underlying Securities), the Depositor will instruct the Trustee to direct the Market Agent to sell, in accordance with the Bidding Procedures described below under "Collections - Bidding Procedures," the portion of such securities which cannot be sold in compliance with the applicable minimum denomination requirements. The amount of the Underlying Securities (or securities received in exchange for any Underlying Securities), to be sold by the Market Agent will equal the difference between such Certificateholder's pro rata share of such Underlying Securities (or securities received in exchange for any Underlying Securities), held by the Trust and the maximum amount of such Underlying Securities (or securities received in exchange for any Underlying Securities), that can be distributed to such Certificateholder in compliance with the applicable minimum denomination requirements with respect to such Underlying Securities (or securities received in exchange for any Underlying Securities).

         (d) Sale by the Depositor. In the event the Underlying Securities (or securities received in exchange for any Underlying Securities), subject to distribution, are to be sold rather than distributed in kind, as described herein; the Depositor will instruct the Trustee to direct the Market Agent to sell such Underlying Securities (or securities received in exchange for any Underlying Securities), in accordance with the Bidding Procedures described below under "Collections - Bidding Procedures" and upon disposition of such Underlying Securities (or securities received in exchange for any Underlying Securities), the Trustee will distribute the proceeds of such sale to the Certificateholders.

         (e) Bidding Procedures. Prior to selling any Underlying Securities (or securities received in exchange for any Underlying Securities), the Market Agent shall solicit bids from not less than 3 dealers in such securities (which bidders may include Banc of America Securities LLC) for the sale of such securities with settlement thereof on or before the third Business Day after such sale. Each bid shall be solicited from a financial institution with not less than $100 million in assets under management or $100 million in invested assets. Neither the Market Agent nor the Trustee shall be responsible for the failure to obtain a bid provided the Market Agent has made reasonable efforts to obtain bids. In the event one or more bids are received by the Market Agent, the Market Agent shall accept the highest bid received, subject to best execution. If a bid for the purchase of a security has been accepted by the Market Agent but the sale has failed to settle on the proposed settlement date, the Market Agent shall solicit new bids. Upon any sale of any applicable Underlying Security (or security received in exchange for any Underlying Security), the proceeds of such sale (less expenses and commissions) shall be distributed to the Certificateholders pro rata, in proportion to their respective Certificate Principal Balances no later than [two] Business Days after receipt of immediately available funds. In the event the Market Agent receives no bids to purchase such Underlying Security (or security received in exchange for any Underlying Security), by the close of business on the fifth Business Day after the distribution of bid solicitations, [or is unable to settle with any Purchaser within [15] days from the date the Market Agent was first directed to sell such Underlying Security (or security received in exchange for any Underlying Security),] the Trustee shall distribute such security "in kind" to the Certificateholders on a pro rata basis in proportion to their respective Certificate Principal Balances; provided, however, that if the bidding process is undertaken to comply with any minimum denomination requirement, the Market Agent shall repeat the foregoing bid solicitation until such Underlying Securities (or securities received in exchange for any Underlying Securities), have been sold.

         (f) Liquidated Underlying Securities. If an Underlying Security (or security received in exchange for any Underlying Security) is liquidated and the proceeds of such liquidation are less than the sum of (i) the outstanding principal balance of the Underlying Security (or security received in exchange for any Underlying Security), (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with such liquidation to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in an amount equal to such difference. The Trustee will be entitled to withdraw or cause to be withdrawn from the net proceeds recovered on any Underlying Security (or security received in exchange for any Underlying Security), prior to the distribution of such proceeds to Certificateholders, amounts representing its compensation with respect to such Underlying Security (or security received in exchange for any Underlying Security), including unreimbursed administrative expenses incurred to liquidate such Underlying Security (or security received in exchange for any Underlying Security) and any unreimbursed advances of delinquent payments made with respect to such Underlying Security (or security received in exchange for any Underlying Security).

         (g) Underlying Securities Reporting Failure. In the event an issuer of an Underlying Security (the outstanding principal balance of which is equal to or in excess of ten percent (10%) of the aggregate principal balance of the Deposited Assets) ceases to file periodic reports (to the extent such periodic reports are required to be filed by such Underlying Securities Issuer under the Exchange Act), the Depositor shall, within thirty (30) days after the earlier of (i) the date the Underlying Securities Issuer shall have stated in writing that it intends to permanently cease filing periodic reports required to be filed under the Exchange Act and (ii) the date the Underlying Securities Issuer failed to file such periodic report, instruct the Trustee to make a distribution "in-kind" of the related Underlying Security to the Certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances. An Underlying Securities Issuer shall not be deemed to have ceased filing required periodic reports for this purpose merely because reporting by such issuer is delayed or temporarily suspended. Accordingly, the requirement above to make an "in-kind" distribution of an Underlying Security shall not apply unless an Underlying Securities Issuer either (x) states in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) fails to file any required reports for one full calendar year. If the Depositor instructs the Trustee to make such an "in-kind" distribution to the Certificateholders, the provisions of Section 8(c) above will apply with respect to such distribution.

         Section 9. Termination Events.

         (a) "Termination Events" shall mean any one of the following events (whatever the reason for such Termination Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) [the failure by the Trust to pay the Required Interest Amount on the Class A-[ ] [Senior] Certificates or the Class A-[ ] [Subordinated] Certificates when due and payable and such failure continues unremedied for thirty
                      (30) Business Days;]

               (ii) [on any Distribution Date, a default in the payment to the Certificateholders of the Principal Proceeds received by the Trustee or a default in the payment in full of the Certificate Principal Balance of the Class A-[ ] [Senior] Certificates or the [Certificate Principal Balance] [Accreted Principal Amount] of the Class A-[ ] Certificates on the Final Scheduled Distribution Date;]

               (iii) [the entry of a decree or order by a court having jurisdiction over the Trust, adjudging the Trust as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Trust under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Trust or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of [sixty (60)] consecutive days; ]

               (iv) [the institution by the Trust of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Trust to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Trust of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by either the Trust to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Trust or of any substantial part of its property, or to the ordering of the winding up or liquidation of its affairs, or the making by the Trust of an assignment for the benefit of creditors, or the admission by the Trust in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Trust in furtherance of any such action;]

               (v) [a failure on the part of the Trust to perform any covenant of the Trust which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of sixty (60) days after written notice thereof shall have been given by registered mail, certified mail or overnight courier to the Trustee by the Depositor or the Holders of at least [50%] of the Outstanding Certificates;]

               (vi) the Trust becomes an "investment company" required to register under the Investment Company Act; or

               (vii) a failure on the part of the Trust to pay any amount payable under the terms of any [Other Deposited Asset] [Credit Support].

         (b) Acceleration of Maturity .

         If a Termination Event described in clauses (iii) or (iv) above were to occur and be continuing, the Certificate Principal Balance [or Accreted Principal Amount, as applicable,] and any accrued interest on the Certificates will be immediately due and payable without demand, presentment or notice by any Certificateholder. If any other Termination Event described in any of the remaining clauses in Section 9(a) above shall have occurred and be continuing,
(i) the Trustee, by notice to the Depositor or (ii) the Holders of not less than [50%] of the Certificate Principal Balance of the Certificates, by notice to the Depositor and to the Trustee, may declare the [Certificate Principal Balance] [and/or] [Accreted Principal Amount] due on the Certificates to be immediately due and payable and upon any such declaration, such amounts together with all accrued and unpaid interest due thereon (if any) shall become immediately due and payable.

         Upon the declaration of a Termination Event hereunder, the Trustee will deliver a Notice of Termination Event to the Certificateholders which specifies the nature of the Termination Event which has occurred and the percentage of Certificateholders voting to declare a Termination Event hereunder, if applicable. Upon the declaration of a Termination Event, the Trustee (acting on the behalf of and at the direction of [the holders of more than [50%] of the Certificate Principal Balance of the Certificates]) will direct the remedies to be exercised on behalf of the Certificateholders. If the Certificates are accelerated and the Certificateholders direct the Trustee to sell the Deposited Assets, the Class A-[ ] Certificateholders shall be entitled to receive the outstanding Class A-[ ] Certificate Principal Balance of such Certificates together with accrued and unpaid interest thereon and the Class A-[ ] Certificateholders shall be entitled to receive [Accreted Principal Amount] [Certificate Principal Balance] of such Certificates [together with accrued and unpaid interest thereon], to the extent of Available Funds, which amounts shall be applied [in accordance with Section 5 hereof][ as follows: [ ]]. At any time after an acceleration of maturity has been made as provided above, such declaration may be rescinded in accordance with the terms of Section [ ] of the Standard Terms.

         Section 10. Reports of Independent Public Accountants.

         [Reports of the Trust's independent public accountants shall be provided as specified in Section [ ] of the Standard Terms beginning in calendar year 20[ ].]

         Section 11. Miscellaneous.

         (a) [The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Series 20[ ]-[ ] Certificates;]

         (b) [The provisions of Section 4.07 of the Standard Terms "Optional Exchange" shall not apply to the Series 20[ ]-[ ] Certificates;]

         (c) The Trustee shall simultaneously forward reports to Certificateholders [and to the New York Stock Exchange] in accordance with
Section 4.03 of the Standard Terms. [In addition, the Trustee shall forward reports to [specify others to receive reports].

         (d) [Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.]

         (e) If the Trustee has not received payment with respect to a Collection Period on any Deposited Asset on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. [No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by Underlying Securities Issuers [Other Deposited Assets Providers] [Credit Support Providers] as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest.]

         (f) The Trust may not engage in any business or activities other than in connection with, or relating to, the acquiring, holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

         (g) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

         (h) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

         (i) Except as specified in the Trust Agreement, the Trustee will have no recourse to the Deposited Assets.

         (j) The Trust will not merge or consolidate with any other entity without (i) confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates and (ii) an opinion of counsel that such merger (x) will not cause the Trust to be required to register as an investment company under the Investment Company Act, and (y) will not adversely affect the Trust's status as a Grantor Trust.

         (k) Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

         If to the Depositor, to:

         Bond Products Depositor LLC
         Bank of America Corporate Center
         100 North Tryon Street
         Charlotte, North Carolina 28255

         Attention:  Stephen K. Stegemeyer, Manager, Bond Products Depositor LLC
         Telephone:  (704) 388-4811
         Facsimile:  (704) 386-3522

         If to the Trustee, to:

         [To Come]

         If to the Rating Agencies, to:

         [Moody's Investors Service, Inc.]
         [99 Church Street]
         [New York, New York  10007]
         Attention:  [CBO/CLO Monitoring Department]
         Telephone:  [(212) 553-1494]
         Facsimile:  [(212) 553-0355]

         [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.]
         [55 Water Street]
         [New York, New York  10041]

         Attention:  [Structured Finance Surveillance Group]
         Telephone:  [(212) 438-2482]
         Facsimile:  [(212) 438-2664]

         [Fitch, Inc.]
         [One State Street Plaza]
         [New York, New York  10004]
         Telephone:  (212) ____________
         Facsimile:  (212) ____________

         [If to the New York Stock Exchange, to:]

         [New York Stock Exchange, Inc.]
         [20 Broad Street]
         [New York, New York  10005]
         [Attention:  Michael Hyland]
         [Telephone:  (212) 656-5868]
         [Facsimile:  (212) 656-6919]

         Section 12. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

         Section 13. Termination of the Trust. (a) The respective obligations and responsibilities under the Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to provide information reports and information tax reporting), shall terminate upon the earlier to occur of the (i) distribution to the Certificateholders of all amounts held in all the Accounts and required to be paid to such Certificateholders pursuant to this Series Supplement on the Distribution Date succeeding the final payment on, or other liquidation of (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer), the last Underlying Security remaining in the Trust or the disposition of all property acquired upon liquidation of any such Underlying Security [and the termination of all Other Deposited Assets and Credit Support,] and (ii) distribution in full of all amounts due to the Class A-[ ] and Class A-[ ] Certificateholders.

         (b) The Trustee shall provide written notice of any termination to the Certificateholders.

         (c) Upon presentation and surrender of the Certificates by the Certificateholders to the Trustee at the locations specified in the Standard Terms on the Final Scheduled Distribution Date or the Distribution Date succeeding the earlier to occur of the occurrences specified in Section 13(a) above, the Trustee shall, upon its cancellation of each surrendered Certificate, the Trustee will distribute to each Holder presenting and surrendering its Certificates, the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner. Immediately following the deposit of funds in trust hereunder, this Trust shall terminate.

         Section 14. [Reserved].

         Section 15. [Voting of Underlying Securities, Modification of Underlying Securities Agreements. The Trustee, as holder of the Deposited Assets, has the right to vote and give consents and waivers in respect of the Underlying Securities in accordance with the rules of the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository or the issuer or the trustee of any Underlying Security for consent to any amendment, modification or waiver of any provision of the related Underlying Securities Agreement or any other document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) if the effect of the action to be taken pursuant to such vote or consent would (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition of tax upon the Certificateholders, [(ii) alter the timing or amount of any payment on any item of the Deposited Assets, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default on any of the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the [unanimous consent] of all outstanding Class A-[ ] Certificateholders and Class A-[ ] Certificateholders,] or [(iii) result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities and only with the consent of Certificateholders representing [100%] of the Class A-[ ] [Senior] Certificates and [100%] of the Class A-[ ] [Subordinated] Certificates.] The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.]

         [In the event that an offer is made by any Underlying Securities Issuers to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-[ ] Certificateholders and the Class A-[ ] Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of [100%] of the Class A-[ ] [Senior] Certificates and the Class A-[ ] [Subordinated] Certificates to accept such offer and the Trustee has received the tax opinion described above.] Any security received by the Trustee in exchange for an Underlying Security must either be sold or distributed "in kind" by the Trustee in accordance with the procedures for a sale or "in kind" distribution set forth in Section 8 hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.


                                    BOND PRODUCTS DEPOSITOR LLC,
                                          as Depositor


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                    [NAME OF TRUSTEE]
                                    not in its individual capacity
                                    but solely as Trustee on behalf
                                    of the Trust Certificates Series,
                                    20[ ]-[ ] Trust


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                                                       ANNEX I

                              AUCTION PROCEDURES


                                   ARTICLE 1

         SECTION 1.1 DEFINITIONS.

               "All Hold Rate" means [ ].

               "Auction" means with respect to each Class of Auction Rate Certificates, the implementation of the Auction Procedures on an Auction Date for such Class.

               "Auction Agent" means [ ], a [ ], or any successor appointed under the Auction Agent Agreement.

               "Auction Agent Agreement" means the Auction Agent Agreement dated as of the Closing Date, among the Trustee, the Auction Agent and the Depositor, including any amendment thereof or supplement thereto.

               "Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

               "Auction Rate Certificate[s]" means the Class [ ] Certificates [and the Class [ ] Certificates].

               "Auction Date" means, with respect to each class of Auction Rate Certificates, the third Business Day immediately preceding the first day of each Interest Accrual Period, commencing [ ], 2003. Notwithstanding the foregoing, the Auction Date for one or more Interest Accrual Periods may be changed pursuant to the Auction Agent Agreement, as described herein.

               "Auction Procedures" means the procedures set forth in Section
2.1.1 hereof by which the Auction Rate is determined.

               "Auction Rate" means with respect to a Class of Auction Rate Certificates, the rate of interest per annum that results from implementation of the Auction Procedures.

               "Auction Spread Amount" means with respect to each Class of Auction Rate Certificates, the highest Bid Spread Amount contained in the Clearing Bids selected on any Auction Date with respect to such Class in accordance with the Auction Procedures.

               "Authorized Denominations" means, with respect to each Class of Auction Rate Certificates, [$25,000] and integral multiples of [$25,000] in excess thereof.

               "Available Certificates" has the meaning set forth in Section 2.1.1(b)(i)(A) hereof.

               "Bid" has the meaning set forth in Section 2.1.1(a)(i) hereof.

               "Bid Spread Amount" means the spread over [describe index] requested by a Bidder.

               "Bidder" has the meaning set forth in Section 2.1.1(a)(i) hereof.

               "Book-Entry Form" or "Book-Entry System" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

               "Broker-Dealer" means [BAS Affiliate] or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an Affiliate of a Participant), (b) has been appointed as such by the Depositor and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

               "Broker-Dealer Agreement" means each agreement among the Auction Agent, a Broker-Dealer and the Depositor, pursuant to which the Broker-Dealer agrees to participate in Auctions in accordance with the Auction Procedures.

               "Broker-Dealer Fee" means the fee paid to a Broker-Dealer pursuant to its Broker-Dealer Agreement.

               "Class" means the Class [ ] Certificates or the Class [ ] Certificates, as applicable.

               "Clearing Bids" refers to those Bids selected in accordance with the procedures set forth in Section 2.1.1(b)(i)(c) hereof.

               "Depositor" means Bond Products Depositor LLC, a Delaware limited liability company.

               "Existing Certificateholder" means with respect to an Auction, a Person who is a beneficial owner of Auction Rate Certificates as of the close of business on the Business Day immediately preceding the Auction Date.

               "Failed Auction" shall have the meaning set forth in Section 2.1.1(b)(iii) hereof.

               "Hold Order" shall have the meaning set forth in Section 2.1.1(a)(i) hereof.

               "Maximum Auction Rate" means, with respect to each Class of Auction Rate Certificates [select one of the following], [[ ]%], [Describe Index] plus [ ]%], [(A) [Describe Index]] plus [ ]% (if the ratings assigned by the Rating Agencies to such Class are "AAA" and "Aaa"), (B) [Describe Index] plus [ ]% (if the ratings assigned by the Rating Agencies to such Class are "AA" and "Aa2" or better), (C) [Describe Index] plus [ ]% (if the ratings assigned by the Rating Agencies to such Class are "A" and "A2" or better) or
(D) [Describe Index] plus [ ]% (if any one of the ratings assigned by the Rating Agencies to such Class is less than "A" or "A2").] For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the Trust Agreement and the Auction Agent Agreement.

               "Order" shall have the meaning set forth in Section 2.1.1(a)(i) hereof.

               "Outstanding" means, as of the date of determination, all Certificates of a Class theretofore authenticated and delivered under the Trust Agreement other than: (i) Certificates of such Class theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation, (ii) Certificates of such Class or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee in trust for the Certificateholders thereof, and (iii) Certificates of such Class in exchange for or in lieu of other Certificates of such Class which have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser.

               "Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time, the Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

               "Potential Certificateholder" means any Person (other than an Existing Certificateholder) who is interested in acquiring Auction Rate Certificates.

               "Sell Spread Amount" means the spread over [describe the index] indicated by an Existing Certificateholder pursuant to its Sell Order.

               "Sell Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.

               "Submission Deadline" means 1:00 p.m., Eastern Standard Time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

               "Submitted Bid" has the meaning set forth in Section 2.1.1(b)(i) hereof.

               "Submitted Hold Order" has the meaning set forth in Section 2.1.1(b)(i) hereof.

               "Submitted Order" has the meaning set forth in Section 2.1.1(b)(i) hereof.

               "Submitted Sell Order" has the meaning set forth in Section 2.1.1(b)(i) hereof.

               "Substitute Auction Agent" means the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

               "Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.1.4 of these Auction Procedures agrees with the Trustee to perform the duties of the Auction Agent under this Agreement.

               "Sufficient Bids" has the meaning set forth in Section 2.1.1(b)(i)(E) hereof.

               "Trustee" means [name of trustee].

         SECTION 1.2 GENERAL PROVISIONS.

               Each Class of Auction Rate Certificates shall bear interest at the applicable Auction Rate. For each Interest Accrual Period, interest at the applicable Auction Rate shall accrue daily and shall be computed for the actual number of days elapsed in the related Interest Accrual Period on the basis of a year consisting of 360 days.

               The Auction Agent shall promptly give written notice to the Trustee and the Depositor of the applicable Auction Rate for each Class of Auction Rate Certificates. The Trustee shall notify the Certificateholders of the applicable Auction Rate for the related Interest Accrual Period no later than 5:00 p.m. Eastern Standard Time on the first Business Day of such Interest Accrual Period; provided it has previously received notice of such Auction Rate from the Auction Agent.

                                   ARTICLE 2

         SECTION 2.1 AUCTION RATE.

               SECTION 2.1.1 DETERMINING THE AUCTION RATE FOR THE AUCTION RATE CERTIFICATES.

               By purchasing an Auction Rate Certificate, whether in an Auction or otherwise, each such purchaser and its Broker-Dealer shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Auction Rate Certificates maintained at all times in Book-Entry Form through the account of its Participant, which in turn will maintain records of such beneficial ownership, and (iii) to authorize such Participant to disclose to the Auction Agent information with respect to such beneficial ownership as the Auction Agent may request.

               An Existing Certificateholder may sell, transfer or otherwise dispose of Auction Rate Certificates pursuant to a Sell Order placed in an Auction or otherwise through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to an Auction, such Existing Certificateholder, its Broker-Dealer or its Participant shall advise the Auction Agent of such transfer. Auctions shall be conducted on each applicable Auction Date in the following manner:

               (a) (i) Prior to the Submission Deadline on each related Auction Date:

               (A) each Existing Certificateholder may submit to a Broker-Dealer (by telephone or otherwise) information as to:

                      (1) the principal amount of the Outstanding class owned
               by such Existing Certificateholder which such Existing Certificateholder desires to continue to own without regard to the Auction Spread Amount for such Class for the next succeeding Interest Accrual Period;

                      (2) the principal amount of the Outstanding Class owned
               by such Existing Certificateholder which such Existing Certificateholder offers to sell if the Auction Spread Amount for such Class for the next succeeding related Interest Accrual Period shall be less than the Sell Spread Amount specified by such Existing Certificateholder;

                      (3) the principal amount of the Outstanding Class owned
               by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the Auction Spread Amount for such Class for the next succeeding related Interest Accrual Period; and/or

                      (4) the principal amount of the Outstanding Class that
               the Existing Certificateholder offers to purchase if the Auction Spread Amount for such Class for the next succeeding related Interest Accrual Period exceeds the Bid Spread Amount specified by such Existing Certificateholder.

               (B) one or more Broker-Dealers may contact Potential Certificateholders to determine the principal amount of Certificates of the related Class which each Potential Certificateholder offers to purchase, if the Auction Spread Amount for such Class for the next succeeding related Interest Accrual Period equals or exceeds the Bid Spread Amount specified by such Potential Certificateholder.

               The statement of an Existing Certificateholder or a Potential Certificateholder referred to in (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Certificateholder and each Potential Certificateholder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(4) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(2) and (A)(3) is herein referred to as a "Sell Order."

               (ii) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and shall specify with respect to each such
Order:

               (A) the name of the Bidder placing such Order;

               (B) the aggregate principal amount of the Outstanding Class that are the subject of such Order;

               (C) if such Bidder is an Existing Certificateholder:

                      (1) the principal amount of the Outstanding Class, if
               any, subject to any Hold Order placed by such Existing Certificateholder;

                      (2) the principal amount of the Outstanding Class, if
               any, subject to any Bid placed by such Existing
               Certificateholder and the Bid Spread Amount specified in such Bid; and

                      (3) the principal amount of the Outstanding Class, if
               any, subject to any Sell Order placed by such Existing Certificateholder (and the Sell Spread Amount, if any, specified in such Sell Order); and

               (D) to the extent such Bidder is a Potential Certificateholder, the Bid Spread Amount specified in such Potential Certificateholder's Bid.

               (iii) The Bid Spread Amount or Sell Spread Amount specified in any Bid or Sell Order, shall be expressed as a percentage and the Auction Agent shall round such Bid Spread Amount or Sell Spread Amount to the nearest one thousandth of one percent.

               (iv) If an Order or Orders covering all of the Auction Rate Certificates owned by an Existing Certificateholder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of the Certificates owned by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.

               (v) None of the Depositor, the Trustee or the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

               (vi) If any Existing Certificateholder submits one or more Orders covering in the aggregate more than the principal amount of the Outstanding Class owned by such Existing Certificateholder, such Order(s) shall be considered valid as follows and in the following order of priority:

               (A) All Hold Orders shall be considered valid but only up to the aggregate principal amount of the Outstanding Class owned by such Existing Certificateholder;

               (B) (1) any Bid shall be considered valid up to an amount equal to the excess of the principal amount of the Outstanding Class owned by such Existing Certificateholder over the aggregate principal amount of such Class subject to any Hold Order referred to in clause (A) of this paragraph (vi);

                      (2) if more than one Bid with different rates is
               submitted on behalf of such Existing Certificateholder, such Bids shall be considered valid (to the extent of the excess of the principal amount of the Outstanding Class owned by the Existing Certificateholder over the aggregate principal amount of such Class subject to any Hold Order referred to in clause
               (A) of this paragraph (vi)) first in the ascending order of their respective Bid Spread Amounts until the highest Bid Spread Amount is reached and the amount of such excess is covered; and

                      (3) in any such event, the amount of the Outstanding
               Class, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Certificateholder at the Bid Spread Amounts therein specified; and

               (C) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of the Outstanding Class owned by such Existing Certificateholder over the sum of the aggregate principal amount of such Certificates subject to Hold Orders referred to in clause (A) of this paragraph (vi) and Bids referred to in clause (B) of this paragraph (vi).

               (vii) If more than one Bid for a Class is submitted on behalf of any Potential Certificateholder, each Bid submitted shall be a separate Bid with the Bid Spread Amounts and principal amount therein specified.

               (viii) An Existing Certificateholder that offers to purchase additional Certificates of any Class is, for purposes of such offer, treated as a Potential Certificateholder.

               (ix) Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of Certificates not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder covering an aggregate principal amount of a Class not equal to an Authorized Denomination shall be rejected.

               (x) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent shall be irrevocable after the Submission Deadline.

               (b) (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted to it by the Broker-Dealers (each such Order as submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and:

               (A) shall determine the excess of the total principal amount of the Outstanding Class over the sum of the aggregate principal amount of such Outstanding Class subject to Submitted Hold Orders (such excess being herein referred to as the "Available Certificates").

               (B) from the Submitted Orders the Auction Agent shall (i) select the Clearing Bids and (ii) establish the Auction Rate.

               (C) the Clearing Bids will be selected by the Auction Agent as follows:

                      (1) the Auction Agent shall select the "Clearing Bids"
               from the Submitted Orders, in order of increasing Bid Spread Amounts (beginning with the Submitted Order with the lowest Bid Spread Amount), until the Auction Agent has cleared an aggregate principal amount of Submitted Bids which is at least equal to the aggregate principal amount of the Available Certificates, and

                      (2) the highest Bid Spread Amount in any Clearing Bid
               which, when added to [describe Index] for the related Interest Accrual Period, equals a rate which is less than or equal to the Maximum Auction Rate shall be the Auction Spread Amount used to calculate the Auction Rate for such Auction Rate Certificates for the following Interest Accrual Period;

               (D) in the event the final Submitted Bid (or Submitted Bids if more than one Submitted Bid has the same Bid Spread Amount) to be cleared by the Auction Agent in accordance with sub-clause 2.1.1(b)(i)(C) above results in an aggregate principal amount of the Clearing Bids in excess of the aggregate principal amount of the Available Certificates, the Auction Agent shall reduce each of the Clearing Bids pro rata.

               (E) If the Auction Agent determines that it has received Clearing Bids in an aggregate principal amount equal to 100% of the aggregate principal amount of the Available Certificates which have Bid Spread Amounts which when added to [describe Index] will be equal to or less than the Maximum Auction Rate ("Sufficient Bids"), then, the Auction Agent shall deliver a notice to each Bidder that submitted a Clearing Bid which notifies such Bidder that its bid has been accepted and which sets forth (a) the aggregate amount of Auction Rate Certificates to be purchased by the Bidder, (b) the Bid Spread Amount and (c) payment delivery instructions (such notice a "Funding Notice") and shall send copies thereof to the Trustee, the Depositor and each Broker-Dealer.

               (F) Each Bidder will be required, pursuant to the terms of each Funding Notice, to fund payment for its portion of the Auction Rate Certificates to an account held by the Trustee (the "Auction Rate Certificate Funding Account") by the close of business on the first Business Day of the related Interest Accrual Period; provided, however that any Existing Certificateholder will not be required to make a deposit in the Auction Rate Certificate Funding Account, except to the extent such Existing Certificateholder is purchasing Auction Rate Certificates in an aggregate principal amount in excess of the aggregate principal amount of the Auction Rate Certificates previously owned by such Existing Certificateholder, in which case the Existing Certificateholder shall be required to fund the difference between the aggregate principal amount of Auction Rate Certificates previously held by it and the aggregate principal amount of Auction Rate Certificates to be purchased by it.

               (G) If the Trustee has not received a notice from the Auction Agent by the close of business on the Business Day following the Auction Date that the Auction Agent received Sufficient Bids, the Trustee shall notify the Auction Agent and the Depositor by no later than the first Business Day of the Interest Accrual Period that it has not received such notice.

               (ii) if all the Outstanding Class is subject to Submitted Hold Orders, the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the All Hold Rate for such Class;

               (iii) if Sufficient Bids for a Class do not exist (other than because all of the Outstanding Certificates in such Class is subject to Submitted Hold Orders) (a "Failed Auction"), the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate for such Class;

               (iv) if a scheduled Auction is not being held for any reason with respect to a Class, the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate for such Class; or

               (v) promptly after the Auction Agent has made the determinations pursuant to Sections 2.1.1(b)(i), (ii), (iii) and (iv) hereof, the Auction Agent shall advise the Trustee of the applicable Auction Rate for each Class, the All Hold Rate, if applicable, the Maximum Auction Rate, and the components thereof on the Auction Date.

         (c) Existing Certificateholders shall continue to own the principal amount of Auction Rate Certificates that are subject to Submitted Hold Orders.

               (i) If all of the Outstanding Class are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

               (ii) If, as a result of the procedures described herein, any Existing Certificateholder or Potential Certificateholder would be entitled or required to purchase less than an Authorized Denomination of any Class, the Auction Agent shall, in its sole discretion, allocate such Certificates for purchase among such Existing Certificateholders and Potential Certificateholders so that only Certificates in Authorized Denominations or integral multiples of [$25,000] in excess thereof are purchased by each Existing Certificateholder or Potential Certificateholder, even if such allocation results in one or more of such Existing Certificateholders or Potential Certificateholders not purchasing any such Certificates.

               SECTION 2.1.2 AUCTION AGENT FEES AND EXPENSES.

               The Auction Agent Fee will be paid by the Depositor pursuant to the Auction Agent Agreement.

               SECTION 2.1.3 CALCULATION OF MAXIMUM AUCTION RATE, ALL HOLD RATE [AND [DESCRIBE INDEX]].

               The Auction Agent shall, to the extent necessary, for each Class, calculate the Maximum Auction Rate, the All Hold Rate, [and [describe index]], on each Auction Date (or on such other date as may be determined by the Auction Agent), as provided in the Auction Agent Agreement. If the ownership of a Class is no longer maintained in Book-Entry Form by the Depository, the Trustee shall calculate the Maximum Auction Rate and the All Hold Rate (if applicable) on the Business Day immediately preceding the first day of each related Interest Accrual Period. The Auction Agent shall also determine [describe index] for each related Interest Accrual Period (other than the Initial Period) on the Auction Date (or on such other date as may be determined by the Auction Agent); provided, that if the ownership of a Class is no longer maintained in Book-Entry Form, then the Trustee shall determine [describe Index] in accordance herewith for each such Interest Accrual Period. The determination by the Trustee or the Auction Agent, as the case may be, of [describe Index] shall (in the absence of manifest error) be final and binding upon all parties.

               SECTION 2.1.4 AUCTION AGENT.

               (a) [BAS Affiliate] is hereby appointed as Initial Auction Agent to serve as agent for the Trustee in connection with Auctions. The Trustee will enter into the Auction Agent Agreement with [BAS Affiliate], as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Auction Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 90 days' notice to the Trustee and the Depositor. The Auction Agent may be removed at any time by the Trustee or the Certificateholders of [66-2/3%] of the aggregate principal amount of the Auction Rate Certificates then Outstanding, and if by such Certificateholders, by an instrument signed by such Certificateholders or their attorneys and filed with the Auction Agent, the Depositor, and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Certificateholders of [66-2/3%] of the aggregate principal amount of the Auction Rate Certificates then outstanding or by the Auction Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Depositor and the Auction Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

               (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be under receivership or otherwise under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee (after receipt of a certificate from the Auction Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph) shall use its best efforts to appoint a Substitute Auction Agent.

               (c) The Auction Agent is acting as agent for the Trustee in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

               SECTION 2.1.5 BROKER-DEALERS.

               (a) The Auction Agent will enter into a Broker-Dealer Agreement with [BAS Affiliate] ("[BAS Affiliate]") as the initial Broker-Dealer. The Depositor may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

               (b) Any Broker-Dealer may be removed at any time, at the request of the Depositor, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

               SECTION 2.1.6 CHANGES IN THE AUCTION DATE.

               The Auction Agent may specify an earlier or later Auction Date for a Class of Auction Rate Certificates (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article 1 of these Auction Procedures with respect to one or more specified Interest Accrual Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date or the determination of the Auction Rate. The Auction Agent shall provide notice of its determination to specify an earlier or later Auction Date for one or more Interest Accrual Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Depositor and the Depository.

               In connection with any change described in this Section 2.1.6, the Auction Agent shall provide such further notice to such parties as is specified in the Auction Agent Agreement.

               SECTION 2.2 ADDITIONAL PROVISIONS REGARDING THE AUCTION RATES ON THE AUCTION RATE CERTIFICATES.

               The determination of the Auction Rate for each Class by the Auction Agent, the Trustee or any other Person pursuant to the provisions of the applicable Section of this Article 2 shall be conclusive and binding on the Certificateholders which hold Auction Rate Certificates, and the Trustee may rely thereon for all purposes. In no event shall the cumulative amount of interest paid or payable on the Auction Rate Certificates (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Certificates under applicable law, which are contracted for, charged, reserved, taken or received pursuant to such Certificates or related documents) calculated from the date of issuance of such Certificates through any subsequent day during the term of the applicable Auction Rate or otherwise prior to payment in full of such Certificates exceed the amount permitted by applicable law.

                                                                    SCHEDULE I

                               SERIES 20[ ] -[ ]

                        Underlying Securities Schedule

Underlying Securities:                  [to come]

Underlying Securities Issuer:           [to come]

CUSIP Number:                           [to come]

Principal Amount Deposited:             [to come]

Original Issue Date:                    [to come]

Principal Amount of                     [to come]
Underlying Securities
Originally Issued:                      [$______]

Maturity Date:                          [to come]

Principal Payment Date:                 [to come]

Interest Rate                           [____%] per annum.

Interest Payment Dates:                 [         ] and [           ]

Underlying Securities Record Dates:     The day immediately preceding
                                        each Distribution Date.

Initial Accrued Interest:

Redemption Dates:

Redemption Prices:

Priority:

Security:

Rating as of Closing Date:

Form of Underlying Securities:

[Retained Interest:]

                                                                   SCHEDULE II

                         ACCRETING PRINCIPAL SCHEDULE

        Year                                                 Ending Balance
        ----                                                 --------------

                                                                  SCHEDULE III

                               SERIES 20[ ]-[ ]
                     DESCRIPTION OF THE RETAINED INTEREST

                                                                     EXHIBIT A


                      STANDARD TERMS FOR TRUST AGREEMENTS

                                                                   EXHIBIT B-1

                    FORM OF TRUST CERTIFICATE CLASS A-[ ]

                                                                   EXHIBIT B-2

                    FORM OF TRUST CERTIFICATE CLASS A-[ ]

                                                                   EXHIBIT B-3

                    FORM OF TRUST CERTIFICATE CLASS A-[ ]

                               TABLE OF CONTENTS

Section 1.    Incorporation of Standard Terms...........................  1
Section 2.    Definitions...............................................  2
Section 3.    Designation of Trust and Certificates..................... 10
Section 4.    Satisfaction of Conditions to Execution and Delivery
                  of Trust Certificates................................. 11
Section 5.    Distributions............................................. 14
Section 6.    Trustee's Fees............................................ 16
Section 9.    Termination Events........................................ 22
Section 10.   Reports of Independent Public Accountants................. 24
Section 11.   Miscellaneous............................................. 24
Section 12.   Counterparts.............................................. 27
Section 13.   Termination of the Trust.................................. 27
Section 14.   [Reserved]................................................ 28
Section 15.   [Voting of Underlying Securities, Modification of
                  Underlying Securities Agreements...................... 28


ANNEX I       [AUCTION PROCEDURES]
SCHEDULE I    SERIES 200[  ]-[ ] Underlying Securities Schedule
SCHEDULE II   Accreting Principal Schedule
SCHEDULE III  Description of Retained Interest
EXHIBIT A     STANDARD TERMS FOR TRUST AGREEMENTS
EXHIBIT B-1   FORM OF TRUST CERTIFICATE CLASS A-[ ]
EXHIBIT B-2   FORM OF TRUST CERTIFICATE CLASS A-[ ]
EXHIBIT B-3   FORM OF TRUST CERTIFICATE CLASS A-[ ]